UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8‑K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 23, 2010
TOR Minerals International, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)
0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)
(361) 883-5591 (Registrant's Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

ITEM 2.02           RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 23, 2010, TOR Minerals International, Inc. (the "Company") announced its financial results for the fourth quarter and year ended December 31, 2009.  For the fourth quarter ended December 31, 2009, the Company reported net income available to common shareholders of $143,000, or $0.08 per diluted share, on net sales of $6,395,000.  This compares with a net loss available to common shareholders of $3,680,000, or ($2.33) per share, on net sales of $4,139,000 for the quarter ended December 31, 2008.

Net sales for the year ended December 31, 2009, were $24,193,000 compared to $25,304,000 during the year ended December 31, 2008.  The net loss available to common shareholders was $196,000, or ($0.10) per diluted share, for the year ended December 31, 2009 compared to a net loss of $5,022,000, or ($3.19) per diluted share, for year ended December 31, 2008.

Net loss for the quarter ended and the year ended December 31, 2008 included an impairment charge of $1,976,000 related to write off of goodwill and a charge of $679,000 related to a charge for impairment of assets held for sale.

Net sales increased 55 percent during the fourth quarter of 2009 due to strong increases in all product categories.  During the fourth quarter, sales of HITOX® increased 33% to $2.4 million as inventory levels in paint and plastic markets stabilized in the North America and Asia and end market demand improved.  Sales of specialty alumina products grew 106 percent during the fourth quarter of 2009 due to increased demand for existing products in Europe and North America, and the success of new specialty alumina products introduced into North America during 2009.

During the fourth quarter of 2009, operating profit increased to $338,000, or 5.3% of sales, compared to an operating loss of ($2,784,000) reported during the fourth quarter of 2008.  Fourth quarter 2009 operating profit also increased sequentially from the operating profit of $208,000, or 3.2% of sales, reported during the third quarter of 2009.  Year-over-year and sequential improvements in profitability resulted from increased sales levels and greater operational efficiencies.

Commenting on the results, Dr. Olaf Karasch, Chief Executive Officer said, "We have weathered two years of challenging market conditions and emerged in a much better position to deliver profitable growth. Due to cost cutting measures, new, low-cost processing technologies and the dedicated efforts of our employees, we delivered four quarters of sequentially improving results during 2009 and the fourth quarter was our first positive net income in nine quarters.  At the same time, we have continued our product development efforts and are beginning to have success with new products, such as OPTILOAD, which contributed to the doubling of our specialty alumina business during the quarter."

The Company said that positive sales trends have continued during the first two months of 2010 and, if the current trends continue, it expects to see continued improvement in financial results during 2010.  "Customer demand has been strengthening across all of our products.  In addition, customers are increasingly interested in our new products and willing to dedicate resources to test and reformulate products, which bodes well for our growth in these areas," continued Dr. Karasch.

2

The consolidated financial statements to be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2009 (the "Form 10-K") have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business, as to which uncertainty exists. As a result of this uncertainty, the Form 10-K will include an explanatory paragraph in the report of its independent registered public accounting firm that there is substantial doubt about the Company's ability to continue as a "going concern."  The Company's 2009 financial statements, including the financial statements in the Form 10-K and the financial results reported on this press release, do not include any adjustment that might result from the outcome of this uncertainty.

This uncertainty has resulted from the Company's revolving line of credit (the "Line"), with an outstanding balance of $1,650,000, under their US Credit Agreement with Bank of America (the "Bank") maturing on August 15, 2010.  As disclosed in the Company's Current Report on Form 8-K filed on February 16, 2010, the Bank extended the maturity date on the Line from February 15, 2010 to August 15, 2010.  The Company is working to establish a corporate lending relationship with a new financial institution for the Company's US operations prior to August 15, 2010, the revised maturity date under the Credit Agreement, to permit the Company to refinance its outstanding debt with the Bank prior to its stated maturity.  The Company expects that improvements in recent financial performance may assist the Company to establish a new corporate lending relationship and/ or refinance its current US debt.  However, if the Company is unable to refinance the debt due to the Bank prior to its stated maturity or if the Company defaults under the terms of the Credit Agreements prior to its stated maturity and the Bank were to accelerate the maturity of such indebtedness, the Company does not have sufficient liquidity to pay off the indebtedness owed to the Bank, and the Bank would be entitled to exercise all of its rights and remedies as a secured lender under the Credit Agreement.

A webcast discussing fourth quarter 2009 results can be accessed for a period of 30 days via the News section of the TOR Minerals' website at www.torminerals.com.

Headquartered in Corpus Christi, Texas, TOR Minerals International is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

3

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company transaction Not applicable
(d)	Exhibits. The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B:
Exhibit Number	Description
99.1	Press Release, dated February 23, 2010, announcing the Company's fourth quarter and year end 2009 earnings results
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: February 23, 2010	/s/ BARBARA RUSSELL
Barbara Russell Chief Financial Officer
EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release, dated February 23, 2010, announcing the Company's fourth quarter and year end 2009 earnings results

4